As filed with the Securities and Exchange Commission on March 9, 2007

Registration No. 333 - _______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

STRATUS SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-3499261
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

149 Avenue at the Common, Suite 3, Shrewsbury, New Jersey 07702
(Address of Principal Executive Offices) (Zip Code)
_____________________________

Stratus Services Group, Inc. 2006 Equity Incentive Plan
(Full title of the plan)

Joseph J. Raymond
Chairman of the Board of Directors, President and Chief Executive Officer
Stratus Services Group, Inc.
149 Avenue at the Common, Suite 3
Shrewsbury, New Jersey 07702
(732) 945-4803
(Name, address and telephone number, including area code, of agent for service)

Copies To:
Philip D. Forlenza, Esq.
Giordano, Halleran & Ciesla, P.C.
125 Half Mile Road
Red Bank, New Jersey 07701
(732) 741-3900

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.04 par value	20,000,000	$0.02	$400,000	$12.28
TOTAL				$12.28

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional indeterminate numbers of shares as may become issuable pursuant to anti-dilution provisions of the Stratus Services Group, Inc. 2006 Equity Incentive Plan and to adjust for the occurrence of certain corporate transactions or events, including, without limitation, a stock split or stock dividend.

(2)
Estimated solely for the purpose of calculation of the registration fee, the proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the common stock of the Registrant being registered hereunder are based upon, pursuant to Rule 457(h) of the Securities Act, the average of the bid and asked price of the Registrant’s common stock as reported on the NASD Over-the-Counter Bulletin Board on March 8, 2007.

ii

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which have been filed by Stratus Services Group, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference in this registration statement as of their respective dates:

(a)	Annual Report on Form 10-K for the fiscal year ended September 30, 2006, as filed with the Commission on January 9, 2007.

(b)(i)	Current Report on Form 8-K, dated January 24, 2007, as filed with the Commission on January 24, 2007.

(b)(ii)	Quarterly Report on Form 10-Q for the quarter ended December 31, 2006, as filed with the Commission on February 14, 2007.

(b)(iii)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 2006.

(c)
The description of the Registrant’s common stock, par value $.04 per share (“Common Stock”), contained in Amendment No. 5 to the Registration Statement on Form S-1 (Registration No. 333-108356), as filed with the Commission on May 19, 2004.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof, and prior to the filing of a post-effective amendment which indicates that all of the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and made a part hereof from the date such documents are filed.

Item 4.  Description of Securities.

The Registrant’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”), authorizes a corporation organized under the laws of the State of Delaware to eliminate or limit the personal liability of members of its board of directors for violations of a director’s fiduciary duty of care. Such elimination or limitation of personal liability is not permitted, however, where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or knowing violation of law, or payment of a dividend or approval of a stock repurchase which was deemed illegal or where a director obtains an improper personal benefit. The Registrant’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) provides that a director of the Registrant shall, to the maximum extent permitted by Section 102(b)(7) or any successor provision or provisions, have no personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 145 of the DGCL permits a corporation organized under the laws of the State of Delaware to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. In order to be eligible for indemnification, the corporate agent must have acted in good faith and with the belief that his or her actions were consistent with the best interests of the corporation, and in the case of criminal proceedings, the agent must have acted without reason to believe that his or her actions were unlawful. Prior to any final determination against the corporate agent, the corporation may advance funds to pay for the agent’s expenses; provided, that the agent agrees to repay the funds if it is ultimately determined that the agent is not entitled to indemnification.

The Registrant’s Certificate of Incorporation and the Registrant’s Bylaws provide that any director or officer of the Registrant involved in any action, suit or proceeding, the basis of which is alleged action or inaction by such director or officer while he or she was acting in an official capacity as a director or officer of the Registrant or as a director, trustee, officer, employee or agent of another entity at the request of the Registrant, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by Section 145 against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such indemnification as to such alleged action or inaction continues as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Registrant or a director, officer, trustee, employee or agent of such other entity and inures to the benefit of the indemnitee’s heirs, executors and administrators. The Certificate of Incorporation also provides that the right to indemnification shall be a contract right which shall not be affected adversely as to any indemnitee by any amendment to the Certificate of Incorporation with respect to any action or inaction occurring prior to such amendment and shall include, unless otherwise restricted or prohibited by law or the Registrant’s Bylaws, the right to be paid by the Registrant for expenses incurred in defending any such proceeding in advance of its final disposition. The Registrant’s Board of Directors may also grant these indemnification rights to any employee or agent of the Registrant or to any person who is or was a director, officer, employee or agent of the Registrant’s affiliates, predecessors or subsidiaries

Delaware corporations are also permitted to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another entity, against any liability asserted or incurred by such person, in any such capacity or arising from his or her status as such. The Registrant’s Bylaws specifically provide that the Registrant may purchase and maintain such insurance. In that connection, the Registrant has purchased and currently maintains insurance covering its officers and directors from certain liabilities and indemnifying them against certain losses.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2 (Registration Statement No. 333-83255), as filed with the Commission on September 3, 1999.

4.2
Certificate of Amendment to the Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1.9 to the Registrant’s Form 10-Q for the quarter ended June 30, 2004, as filed with the Commission on August 16, 2004.

4.3
Certificate of Amendment to Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1.11 to the Registrant’s Form 10-Q for the quarter ended December 31, 2006, as filed with the Commission on February 14, 2007.

4.4
By-Laws of the Registrant, incorporated by reference to Exhibit 3.2 filed with Amendment No. 6 to the Registrant’s Registration Statement on Form SB-2 (Registration Statement No. 333-83255), as filed with the Commission on March 9, 2000.

4.5
Specimen Common Stock Certificate of the Registrant, incorporated by reference to Exhibit 4.1 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2 (Registration Statement No. 333-83255) as filed with the Commission on September 3, 1999.

5.1	Opinion of Giordano, Halleran & Ciesla, a Professional Corporation, including consent.
23.1	Consent of Independent Public Accountants.
23.2	Consent of Giordano, Halleran & Ciesla, a Professional Corporation (filed with Exhibit 5.1).

24.1	Powers of Attorney for each officer and director of the Registrant executing this registration statement (included in the signature pages to this Registration Statement).
99.1	Stratus Services Group, Inc. 2006 Equity Incentive Plan.

Item 9.  Undertakings.

The Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in such prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i) and (ii) herein do not apply if the information required to be included in a post-effective amendment by such provisions is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Red Bank, State of New Jersey, on the 9th day of March, 2007.

STRATUS SERVICES GROUP, INC.
(Registrant)
By:	/s/ Joseph J. Raymond

Title: Chairman of the Board of Directors, President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph J. Raymond, his true and lawful attorneys-in-fact and agents for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Joseph J. Raymond	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 9, 2007
Joseph J. Raymond
/s/ Michael A. Maltzman	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 9, 2007
Michael A. Maltzman
/s/ Norman Goldstein	Director	March 9, 2007
Norman Goldstein

EXHIBIT INDEX

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2 (Registration Statement No. 333-83255), as filed with the Commission on September 3, 1999.

4.2
Certificate of Amendment to Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1.9 to the Registrant’s Form 10-Q for the quarter ended June 30, 2004, as filed with the Commission on August 16, 2004.

4.3
Certificate of Amendment to Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1.11 to the Registrant’s Form 10-Q for the quarter ended December 31, 2006, as filed with the Commission on February 14, 2007.

4.4
By-Laws of the Registrant, incorporated by reference to Exhibit 3.2 filed with Amendment No. 6 to the Registrant’s Registration Statement on Form SB-2 (Registration Statement No. 333-83255), as filed with the Commission on March 9, 2000.

4.5
Specimen Common Stock Certificate of the Registrant, incorporated by reference to Exhibit 4.1 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2 (Registration Statement No. 333-83255) as filed with the Commission on September 3, 1999.

5.1	Opinion of Giordano, Halleran & Ciesla, a Professional Corporation, including consent of such counsel.
23.1	Consent of Independent Public Accountants.
23.2	Consent of Giordano, Halleran & Ciesla, a Professional Corporation (filed with Exhibit 5.1).
24.1	Powers of Attorney for each officer and director of the Registrant executing this registration statement (included in the signature pages to this Registration Statement).
99.1	Stratus Services Group, Inc. 2006 Equity Incentive Plan.